Exhibit 10.2

PROMISSORY NOTE

$10,000,000.00	June 30, 2025

FOR VALUE RECEIVED, omniQ Corp., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of Summit Junction Holdings LLC, a Delaware limited liability company (the “Noteholder”) the principal amount of Ten Million United States Dollars $10,000,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable as set forth on Exhibit A hereto.

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

(c) No Reborrowing. Principal amounts repaid or prepaid may not be reborrowed.

2. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in United States Dollars no later than 5:00pm PT on the date on which such payment is due as set forth on Exhibit A hereto. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Las Vegas, Nevada are authorized or required by law to close.

3. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due; (ii) any interest on the Loan within five (5) days after the date such amount is due; or (iii) any other amount due hereunder within ten (10) days after such amount is due.

(b) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(c) Failure to Give Notice. The Borrower fails to give notice of an Event of Default under 4.

4. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

5. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable.

6. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment)); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the addresses set forth on the signature pages hereto, or to such other address as such party may specify in writing from time to time.

7. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware.

8. Disputes.

(a) Submission to Jurisdiction. The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of Delaware sitting in New Castle County, and in the United States District Court for the District of Delaware, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(b) Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 8(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

10. Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

13. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

14. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

15. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of June 30, 2025.

BORROWER:

OMNIQ CORP.

By	/s/ Shai Lustgarten
Name:	Shai Lustgarten
Title:	Chief Executive Officer

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of this Note.

NOTEHOLDER:

SUMMIT JUNCTION HOLDINGS LLC

By	/s/ Summit Junction Holdings, LLC

[Signature Page to Promissory Note]

EXHIBIT A

PAYMENT SCHEDULE

#		Payment	Interest	Principal	Balance
1	August 1, 2025	$106,065.52	$41,666.67	$64,398.85	$9,935,601.15
2	September 1, 2025	$106,065.52	$41,398.34	$64,667.18	$9,870,933.97
3	October 1, 2025	$106,065.52	$41,128.89	$64,936.63	$9,805,997.34
4	November 1, 2025	$106,065.52	$40,858.32	$65,207.20	$9,740,790.14
5	December 1, 2025	$106,065.52	$40,586.63	$65,478.89	$9,675,311.25
6	January 1, 2026	$106,065.52	$40,313.80	$65,751.72	$9,609,559.53
7	February 1, 2026	$106,065.52	$40,039.83	$66,025.69	$9,543,533.84
8	March 1, 2026	$106,065.52	$39,764.72	$66,300.80	$9,477,233.04
9	April 1, 2026	$106,065.52	$39,488.47	$66,577.05	$9,410,655.99
10	May 1, 2026	$106,065.52	$39,211.07	$66,854.45	$9,343,801.54
11	June 1, 2026	$106,065.52	$38,932.51	$67,133.01	$9,276,668.53
12	July 1, 2026	$212,131.04	$38,652.79	$173,478.25	$9,103,190.28
13	August 1, 2026	$106,065.52	$37,929.96	$68,135.56	$9,035,054.72
14	September 1, 2026	$106,065.52	$37,646.06	$68,419.46	$8,966,635.26
15	October 1, 2026	$106,065.52	$37,360.98	$68,704.54	$8,897,930.72
16	November 1, 2026	$106,065.52	$37,074.71	$68,990.81	$8,828,939.91
17	December 1, 2026	$106,065.52	$36,787.25	$69,278.27	$8,759,661.64
18	January 1, 2027	$106,065.52	$36,498.59	$69,566.93	$8,690,094.71
19	February 1, 2027	$106,065.52	$36,208.73	$69,856.79	$8,620,237.92
20	March 1, 2027	$106,065.52	$35,917.66	$70,147.86	$8,550,090.06
21	April 1, 2027	$106,065.52	$35,625.38	$70,440.14	$8,479,649.92
22	May 1, 2027	$106,065.52	$35,331.87	$70,733.65	$8,408,916.27
23	June 1, 2027	$106,065.52	$35,037.15	$71,028.37	$8,337,887.90
24	July 1, 2027	$212,131.04	$34,741.20	$177,389.84	$8,160,498.06
25	August 1, 2027	$106,065.52	$34,002.08	$72,063.44	$8,088,434.62
26	September 1, 2027	$106,065.52	$33,701.81	$72,363.71	$8,016,070.91
27	October 1, 2027	$106,065.52	$33,400.30	$72,665.22	$7,943,405.69
28	November 1, 2027	$106,065.52	$33,097.52	$72,968.00	$7,870,437.69
29	December 1, 2027	$106,065.52	$32,793.49	$73,272.03	$7,797,165.66
30	January 1, 2028	$106,065.52	$32,488.19	$73,577.33	$7,723,588.33
31	February 1, 2028	$106,065.52	$32,181.62	$73,883.90	$7,649,704.43
32	March 1, 2028	$106,065.52	$31,873.77	$74,191.75	$7,575,512.68
33	April 1, 2028	$106,065.52	$31,564.64	$74,500.88	$7,501,011.80
34	May 1, 2028	$106,065.52	$31,254.22	$74,811.30	$7,426,200.50
35	June 1, 2028	$106,065.52	$30,942.50	$75,123.02	$7,351,077.48
36	July 1, 2028	$212,131.04	$30,629.49	$181,501.55	$7,169,575.93
37	August 1, 2028	$7,199,449.16	$29,873.23	$7,169,575.93	$-